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                                                                    EXHIBIT 10.2
                                 August 7, 1996



Imprint Records
209 10th Ave. S.
Suite 500
Nashville, Tennessee
37203-4101

Gentlepersons:

     When signed by Imprint Records ("you", "your", etc.), and by BMG Music Canada Inc. ("BMG"), 150 John Street, 6th Floor, Toronto, Ontario, M5V 3C3, the following shall constitute an agreement between you and BMG.

1. Grant of Rights

     (a) During the Term (as hereinafter defined), you shall, in accordance with the terms and conditions hereof, deliver to BMG the Licensed Masters contained on the Licensed LPs, as both terms are hereinafter defined, embodying the performances of the each Artist as hereinafter defined.

     (b) (i) You hereby grant to BMG, its subsidiaries, affiliates, licensees and assigns the sole, exclusive and unlimited right throughout Canada (the "Territory") and for the Term as hereinafter defined (which may be suspended or extended as provided for herein) to:

          (A) manufacture Records during the Term by any methods now or hereafter known, embodying any portions or all of the performances embodied in the Licensed Masters and publicly perform and permit public performance of such records subject to any rights granted by the writers to public performing rights societies; and

          (B) advertise, sell, transfer, deal in, exploit or otherwise dispose of such Records during the Term and during the Sell-Off Period (as hereinafter defined) at such times and places and in any and all media and manner as shall be determined by BMG, in its sole and exclusive discretion under any trademarks, trade names or labels designated by BMG, provided all releases will be on one of your then current top-line labels, or, notwithstanding any provisions hereof, BMG and/or its subsidiaries, affiliates, licensees and assigns may, at their election, reasonably delay from doing any one (1) or more of the foregoing.

          (ii) Subject to your prior approval, not to be unreasonably withheld, you hereby grant to BMG the non-exclusive right to exploit the Licensed Masters for synchronization in motion picture, television and other audiovisual soundtracks, background music and other similar purposes (other than commercials) for exploitation in Canada only. If you receive income from any third party for synchronization, as described above, of Licensed Masters in the territory, you agree to pay BMG XXXXXXXXXXXXXXX of the net amount (as defined in paragraph 9(b)(vi)) of such income so received by you.

          (iii) Subject to your prior approval, not to be unreasonably withheld, BMG may compile and exploit a "Greatest Hits" album for any Artist during the Term.

     (c) Subject to paragraph 2(d) below, BMG shall be the sole and exclusive owner of all tangible duplicates and derivatives made by BMG from the Licensed Masters and of all

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Records made by BMG from such Licensed Masters, duplicates and derivatives. You shall be the sole and exclusive owner of the Licensed Masters and the underlying sound recordings contained thereon.

     (d) Promptly following BMG's request, you shall execute and deliver to BMG (at BMG's expense) any documents requested which are necessary for BMG to secure copyright protection in the Licensed Masters and the sound recordings made from the Masters and you hereby appoint BMG as your agent and attorney-in-fact to sign any such documents in your name and to make appropriate disposition of them provided they are consistent with this agreement. BMG agrees to promptly provide you with copies of any such documents signed on your behalf. BMG shall have the right to bring, prosecute, defend, and appear in suits, actions and proceedings involving any of said copyrights insofar as the same pertain to Records embodying the Licensed Masters, at its own expense, in its own name, and, in the event that you shall elect not to appear in such proceedings, in your name as your attorney-in-fact for these purposes.

     (e) If you are in the final stages of negotiation with a major U.S. label and one of the outstanding issues in that negotiation is that you must provide worldwide distribution rights to that major U.S. label, BMG agrees to enter into good faith negotiations with you regarding your buying back the rights you have granted to BMG hereunder. BMG further agrees that, subject to the circumstances described in this subparagraph and upon receipt of timely written notice from you, BMG shall refrain from exercising any option to extend this agreement for an additional contract period.

2. Term; Sell-Off Period

     (a) The term of this agreement ("Term") shall commence on the date hereof and shall consist of the Initial Period and Option Periods.

     (b) The "Initial Period" of the Term shall mean:

          (i) for all types of exploitation of the Licensed Masters other than those referred to in subparagraph 2 (b)(ii) below, the period commencing on the date hereof and, unless terminated or otherwise provided herein, ending three (3) years from the date first written above.

          (ii) in perpetuity in the case of any Licensed Masters embodied on Records sold or distributed as contemplated in subparagraphs 9(b)(iv) or
     (v).

     (c) The Initial Period and the Option Periods of the Term are each sometimes herein referred to as a "Contract Period" or "Period."

     (d) (i) You hereby grant to BMG two (2) separate and consecutive options to extend the Term for additional two (2) year periods on the same terms and conditions applicable to the Initial Period except as otherwise set forth herein (the "First Option Period" and the "Second Option Period" respectively). BMG may exercise its options by sending you notice no later than six (6) months prior to the expiration of the current Contract Period. If BMG fails to give such notice, the Term shall automatically expire at the end of the current Contract Period.

          (ii) Notwithstanding anything contained herein to the contrary and assuming timely delivery to BMG of a minimum of XXXXXXXXXXX Licensed LPs during the current Contract Period, as a condition precedent to BMG having the right to exercise its option to extend the Term for an additional Contract Period, BMG must have attained in the current Contract Period cumulative gross sales of all Licensed LPs delivered equal to or greater than XXXXXXXXXXXXXXXX units inclusive of all configurations, subject to a XXXXXXXXXX percent reserve. If BMG fails to attain this sales plateau, BMG may exercise its option for an

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     additional Contract Period only upon receipt of your approval. Should you deliver fewer than XXXXXXXXXX Licensed LPs to BMG during the current Contract Period, the sales plateau to be attained shall be pro-rated accordingly for the purposes of this calculation.


          (iii) Notwithstanding anything contained herein to the contrary, if BMG attains in the current Contract Period cumulative sales of all Licensed LPs delivered in excess of XXXXXXXXXXX units inclusive of all configurations, BMG shall be deemed to have exercised its option for the next Contract Period.

     (e) The exploitation period for each Licensed LP delivered hereunder shall be the longer of the Term or three (3) years from the date of first commercial release of the applicable Licensed LP in the Territory (the "Exploitation Period") and all of the rights granted to BMG by you herein regarding the exploitation of Licensed Masters shall survive until the expiration of the Exploitation Period on an album by album basis.

     (f) Upon expiration of the Exploitation Period, BMG shall have the rights described in subparagraph 1(b)(i)(B) above for a period of six (6) months thereafter ("Sell-Off Period"), with respect to the inventory of any Record in its possession which contains the Licensed Masters manufactured by BMG prior to the expiration or termination of the Term. BMG shall not increase manufacturing in anticipation of the Sell-Off Period during the period three (3) months prior to expiration or termination of the Term, other than as required to fill actual order received by BMG. BMG shall provide you with an accounting of all outstanding inventory one (1) month prior to commencement of the Sell-Off Period; you agree to instruct BMG by the date of commencement of the Sell-Off Period as to whether you wish to purchase the inventory, if any, remaining upon expiration of the Sell-Off Period. Upon the expiration of the Sell-Off Period, BMG shall either sell to you at the cost of manufacture or promptly destroy all inventory, if any, then remaining. BMG shall submit to you an affidavit of destruction signed by an authorized signatory of BMG upon your written request. Upon the expiration of the Sell-Off Period, all parts, masters, film, etc. shall, at your written direction, be either returned to you or destroyed as evidenced by an affidavit.


3.      Advances

     (a) (i) BMG agrees to pay you an initial recoupable advance of XXXXXXXX U.S. Dollars upon execution of this agreement (the "Contract Advance").

          (ii) BMG agrees to pay you an additional recoupable Contract Advance of XXXXXXXX U.S. Dollars upon exercise of each option to extend the Term.

          (iii) Recoupment of the Contract Advance(s) shall be cross-collateralized against sales of all Licensed LPs.

     (b) (i) BMG further agrees to pay you a recoupable advance of XXXXXXXXX U.S. Dollars for each Licensed LP delivered pursuant to paragraph 4 herein (the "Album Advance"). Each Album Advance shall be paid within fifteen days from delivery of the applicable Licensed LP.

          (ii) In the event a particular Licensed LP attains a net sales level of XXXXX units prior to release of the next consecutive album by the same Artist, then BMG agrees to pay you an additional recoupable Album Advance of XXXXXXXXX U.S. Dollars.

          (iii) In the event a particular Licensed LP attains a net sales level of XXXXX units prior to release of the next consecutive album by the same Artist, then BMG agrees to pay you an additional recoupable Album Advance of XXXXXX U.S. Dollars.



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          (vi) BMG shall recoup the Album Advance(s) against sales by the applicable Artist.

     (c) (i) In the event a particular Licensed LP attains a net sales level of XXXXXXX units prior to release of the next consecutive album by the same Artist, then BMG shall pay you a recoupable Album Advance of XXXXXXXX U.S. Dollars (the "Subsequent Album Advance") within fifteen days after release of the next subsequent Licensed LP by the same artist.

          (ii) In the event a particular Licensed LP fails to attain a net sales level of XXXXX units prior to release of the next consecutive album by the same Artist, then BMG shall pay the recoupable Artist Advance(s) set out in subparagraph 3(b) based on attainment of sales levels by the subsequent Licensed LP.

     (d) You acknowledge that records sold to or through a Record club shall not be included in the calculation of net sales levels attained herein.

4. Delivery Schedule

     You shall deliver the Licensed Masters contained on the Licensed LPs set out in Schedule A, attached hereto, on or before ____________, 1996. Furthermore, you agree to deliver to BMG a copy of each album recorded by any of your artists during the Term within one (1) month from such album's delivery to you. BMG shall have thirty (30) days to elect to commercially release such delivered album in the Territory, then such album shall be a Licensed LP hereunder and such artist shall be deemed to be an Artist hereunder. Should you provide BMG in a timely manner with advance samples of master recordings prior to delivery of a particular album, BMG agrees to make its election as to whether to commercially release such delivered album in the Territory within ten (10) business days of delivery of the applicable album. If BMG elects not to release an album by a particular artist, then BMG shall have no further rights hereunder to recordings by that particular artist during the Term, except at your sole discretion. BMG agrees to commercially release in the Territory, all Licensed LPs by each Artist within one hundred and twenty (120) days from delivery to BMG of the applicable Licensed LP(s) and to make best efforts to co-ordinate its release schedule with your U.S. release schedule. Notwithstanding anything contained in this paragraph 4 to the contrary, unless BMG approves delivery of a greater number of albums, you agree to provide BMG with no more than eight (8) albums each year of the Term from which BMG may elect to exercise its option as set out above.

5. Delivery Guidelines

     (a) Contemporaneously with the delivery of the Licensed Masters hereunder, you shall furnish BMG in writing with the following:

          (i) the label copy (including song titles and any subtitles), names of composers, any show or movie credits, affiliate (SOCAN, BMI, ASCAP et al.), timings, indication whether recording is track, sweetening or vocal overdub, notation whether for LP or single, producer and/or production company credits;

          (ii) the liner credits;

          (iii) a technically satisfactory Sony PCM 1610/30 U-matic tape master, the equivalent or a digital audio tape ("DAT") accompanied by the appropriate tracking information. BMG shall have the right to require, at BMG's sole cost, that Licensed Masters be re-mixed to BMG's specifications; provided your consent shall be required for any remixes, re-editing, re-


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     mastering, re-sequencing or re-compiling of songs. Following such approval, you shall prepare and deliver to BMG the master tape and two (2) equalized copies thereof and, with respect to CDs (as hereinafter defined), two technically satisfactory Sony PCM 1610/30 U-matic tape masters, or the equivalent thereof, accompanied by the appropriate digital tracking information.

          (iv) the final timings in connection with the Sony PCM 1610/30 U-matic tape master and/or digital audio tapes and master tapes furnished in accordance with subparagraph 5(a)(iii) above.

     (b) All items submitted under subparagraph 5(a) above shall be subject to the approval of BMG's President or his designee as technically satisfactory for the manufacture and sale of records and in respect of the advocacy of illegal activity, patent, offensiveness, rights of privacy and publicity and defamation or other violation of law or infringement of any rights of other persons or entities.

     (c) No Licensed Masters delivered hereunder shall be in contravention of public morals or taste, contain libelous or obscene matters, violate rights of privacy or any other rights of third persons.

     (d) Unless indicated to the contrary herein, all deliveries shall be made f.o.b. to BMG's office at 150 John Street, 6th Floor, Toronto, Ontario, M5V 3C3 or at such other location as BMG shall designate from time to time.

     (e) Notwithstanding anything to the contrary contained herein, upon delivery of the Artwork, should the cost per unit of the Artwork at such delivery date, as calculated by BMG or any of its affiliates or licensees, exceed BMG's (or such affiliates' or licensees') standard unit packaging cost limitation, BMG shall so notify you. You shall then have the option of (i) notifying BMG, within three (3) business days, that you shall revise and re-submit the Artwork to BMG within thirty (30) days so that the cost per unit does not exceed the applicable standard unit packaging cost limitation (and in the event you give such notice and fail to so revise and resubmit the Artwork with such thirty (30) day period, BMG shall have the right to prepare the packaging for the Licensed LP concerned, which packaging shall be subject to your approval, not to be unreasonably withheld, at your sole cost) or (ii) notifying BMG, within three (3) business days, that BMG has the Offset Right with respect to all such costs in excess of the applicable standard unit packaging cost limitation. In the event you fail to so notify BMG, BMG shall have the option of preparing the packaging for the record concerned at your sole cost or having the Offset Right with respect to all such costs in excess of the applicable standard unit packaging cost limitation. The current applicable standard unit packaging cost for CDs is the cost of a 4-panel, 4-colour insert and 4-colour tray card; for cassettes, it is the cost of a 4-colour U-card.

6. Costs

     You hereby warrant and represent that you shall be responsible for, and have paid and shall pay when due and owing, all costs and expenses whatsoever in connection with the Licensed Masters, including, without limitation, all transportation, hotel and living expenses incurred by you, each Artist and each producer in connection with the Licensed Masters and for all costs of furnishing BMG with such fully-edited Master recordings and other items which you are required to so deliver hereunder. Without limiting the generality of the foregoing, you shall be solely responsible for the payment of (i) all costs for arrangements, orchestrations and copying; (ii) all union scale payments, fees, royalties and other payments due to each Artist, each producer, any other third party (including without limitation advances or fees payable to third parties for "sample" clearances but excluding union special payments) and all other persons who render performances or services in connection with recording sessions, as well as payroll taxes and any other taxes required to be paid thereon; (iii) all cartage, instrument rental, studio and






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engineering fees; (iv) all mixing, re-mixing, editing, re-editing, mastering and re-mastering costs (which mastering and re-mastering costs shall not include the costs of "cutting the master lacquers" or manufacturing metal parts); and
(v) all amounts payable pursuant to any applicable collective bargaining agreements based upon or calculated by reference to union scale payments. You warrant, represent and agree that all costs, charges and expenses referred to in this Paragraph 6 will be paid for by you when they are due. If, however, BMG is required to pay any such costs for which you are responsible, then, without limiting BMG's rights, BMG shall have the Offset Right (as hereinafter defined). Should BMG choose to re-mix or re-edit or engage in any of the activities described in subparagraph 6(iv), then BMG shall be responsible for any costs so incurred and same shall not be recoupable. BMG shall be the owner of the re-mixed, re-edited, re-mastered, etc. Master recording.

7. Artwork

     (a) (i) You shall prepare and deliver the album artwork ("Artwork") for use in connection with the Licensed LPs.


          (ii) BMG shall order, at BMG's sole expense, all film negatives required for manufacture of printed inserts.

     (b) All Artwork and all rights therein (including the copyright and any renewal and/or extension of such copyright and the right to secure such copyright therein), will be exclusively your property free of any claim whatsoever by BMG.

     (c) All matters relating to BMG's trademarks, legal obligations or other requirements shall be determined in BMG's sole discretion.

     (d) All costs of Artwork for use in connection with the Licensed LPs paid for by BMG shall be recoupable by BMG against royalties payable hereunder.

8. Masters/Artwork -- Warranties

     (a) You hereby warrant and represent:

          (i) that you are and will be the sole owner in the Territory of the Licensed Masters and Artwork as well as the sole owner and holder in the Territory of all right, title and interest, tangible and intangible, therein, together with the copyright in the Licensed Masters and Artwork (including any renewal and/or extension of such copyright);

          (ii) that there are no (nor will there be any) liens or other encumbrances against the Licensed Masters, Artwork, or any part thereof and that you shall at all times keep and hold the Licensed Masters and Artwork free and clear therefrom;

          (iii) that you have the right, on your behalf and on behalf of all other persons who participated in or in connection with the Licensed Masters and Artwork, to grant to BMG the rights to use same for Records and other purposes described in this agreement;

          (iv) that no Records derived from any particular Licensed Masters have been manufactured, distributed or sold in the Territory prior to the delivery to BMG of such respective Licensed Masters other than as set forth in subparagraph 21(a)(iv) hereof;

          (v) that you are not currently a party to any agreement pursuant to which you have granted to any third party any right in and to any of the Licensed Masters for Record




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     purposes in the Territory in derogation of the rights granted to BMG pursuant to this agreement; and

     (b) If you are in breach or alleged breach of any warranty and/or representation made by you under subparagraph 8(a) above, then, without limitation of BMG's rights, Paragraph 21 shall apply and to the extent applicable, BMG shall have the Offset Right.


9. Royalties

     (a) (i) Provided you have performed in accordance with the terms hereof, with respect to Records sold which embody one or more Licensed Masters, BMG shall accrue hereunder a royalty at the rate (sometimes hereinafter referred to as the "Basic Rate") of XXXXXXXX percent computed on a royalty base of the "published price to dealers" (PPD) of Records (less Container deductions and any taxes, if any) in the Territory.

          (ii) If BMG's Top Line net sales hereunder through Normal Trade Channels in the Territory of any Licensed LP exceed XXXXXXXX units (as determined in accordance with BMG's standard accounting procedures and as reflected on statements rendered hereunder), then, in lieu of anything to the contrary contained in subparagraph 9(a)(i) above, the royalty which shall accrue hereunder on any such excess sales of such respective Licensed LPs shall be at the Basic Rate plus XXXXXXX; and if BMG's net sales hereunder through Normal Trade Channels on its Top Line of any Licensed LPs exceed XXXXXXXX units (determined as aforesaid), then, in lieu of anything to the contrary contained in subparagraph 9(a)(i) above, the royalty which shall accrue hereunder on any such excess sales of such respective Licensed LPs shall be at the Basic Rate plus XXXXXX; and if BMG's net sales hereunder through Normal Trade Channels on its Top Line of any Licensed LPs exceed XXXXXXX units (determined as aforesaid), then, in lieu of anything to the contrary contained in subparagraph 9(a)(i) above, the royalty which shall accrue hereunder on any such excess sales of such respective Licensed LPs shall be at the Basic Rate plus XXXXXX percent.

        (b) The following, however, shall apply with respect to the computation of royalties:

          (i) (A) With respect to Records sold to or through a Record club (including without limitation a Record club affiliated with BMG) or any other direct-to-consumer mail- fulfillment sales operation or through a sales operation of the type commonly known as "TV/key outlet merchandising" wherein BMG is a licensor and with respect to Masters licensed by BMG to others for their distribution of Records (other than as described in subparagraph 9(b)(i)(B) below) or if such Records are released by a third party, the royalty shall be an amount equal to Your Fraction (as hereinafter defined) of XXXXXXXX of all net receipts received by BMG in Canada from its licensees arising out of the foregoing sales or other distribution of Records embodying the Licensed Masters, after deduction of all applicable copyright payments, union payments, or other mutually agreed upon third party payments; provided you shall have prior approval, not to be unreasonably withheld, over any of the above-described sales methods.

          (B) With respect to Records sold to or through a direct-to-consumer mail-fulfillment sales operation other than a Record Club and with respect to Records sold through TV/key outlet merchandising wherein BMG is not a licensor, royalties shall be at XXXXXXX the rate otherwise applicable and the royalty base shall be the actual selling price less Container deductions and any taxes; provided you shall have prior approval, not to be unreasonably withheld, over any of the above-described sales methods.

          (C) For the purposes of this Agreement, "Your Fraction" means a fraction the numerator of which is your Basic Rate and the denominator of which is the aggregate of your Basic Rate and the basic rates accrued to any other royalty participants.

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     (ii) (A) Intentionally Deleted.

     (iii) (A) With respect to Records sold on a Mid-price line, royalties shall be at XXXXXXX of the rate otherwise applicable; provided you shall have prior approval, not to be unreasonably withheld, over any Mid-price line sales program(s).

     (B) With respect to Records sold on a Budget-price line, royalties shall be at XXXXXX of the rate otherwise applicable; provided you shall have prior approval, not to be unreasonably withheld, over any Budget-price line sales program(s).

     (C) With respect to Records sold on a Super-Budget-price line, royalties shall be at XXXXXXX of the rate otherwise applicable; provided you shall have prior approval, not to be unreasonably withheld, over any Super-Budget-price line sales program(s).

     (D) You are deemed to grant approval to BMG to sell Records on a reduced-price line, should you authorize sales on that same reduced-price line in the territory of the United States.

     (iv) With respect to Records sold to a commercial purchaser for use as a premium, promotional item, sales incentive or for a similar purpose ("premium record(s)"), royalties shall be XXXXXXXX of the rate otherwise applicable and the royalty base shall be BMG's actual selling price of such premium Record (less Container deductions and any taxes); provided you shall have prior approval, not to be unreasonably withheld, over any premium sales program(s).

     (v) With respect to Records ("coupled records(s)") sold embodying Licensed Masters coupled with Master recordings not delivered hereunder, royalties shall be at that proportion of the rate otherwise applicable which the number of Licensed Masters included on such coupled Record bears to the total number of sides comprising such coupled record; provided no Licensed Master shall be coupled with other Master recordings not delivered hereunder without your prior approval, not to be unreasonably withheld. Notwithstanding the foregoing, you hereby grant to BMG the right to couple one Licensed Master from each unrecouped Licensed LP with other Master recordings without seeking your prior approval.

     (vi) If BMG receives income from the Licensed Masters in synchronization with motion picture or television soundtracks or in Videograms (as hereinafter defined) thereof, BMG shall accrue an additional royalty hereunder of Your Fraction of XXXXXXX of the net amount of such income so received by BMG. For purposes of this subparagraph, "net amount" shall mean the gross amounts received by BMG or you, as applicable, in connection with the subject matter hereof, less duplication costs and less BMG's out-of-pocket costs and any amounts which BMG or you are obligated to pay to third parties (such as, without limitation, mechanical copyright payments, AFM and other union fund payments). Notwithstanding anything to the contrary, no synchronization license shall be granted with respect to any motion picture or television soundtrack or videogram without the express written consent of you.


     (vii) No royalties whatsoever shall accrue hereunder with respect to: (A) Records distributed to any person primarily for purposes of promotion or critique; (B) Records sold as "scrap", "overstock" or "surplus," which terms shall mean excess inventory of a particular Record which is listed in the BMG catalog and sold at less than XXXXXXX of BMG's then current PPD; and (C) Records cut out of the BMG catalog and sold as discontinued merchandise ("CutOuts"); provided you shall have prior approval, not to be unreasonably withheld, over any of the sales methods contempleted in (B) and (C) herein.

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     (viii) With respect to Multiple LP Albums, and with respect to Records sold to any government or its subdivisions, departments or agencies, or to military exchanges, or to educational institutions or libraries, royalties shall be at XXXXXXX the rate otherwise applicable; provided you shall have prior approval, not to be unreasonably withheld, over any of the above-described sales methods.

     (ix) To the extent possible, BMG shall honour any restrictions regarding methods of exploitation contemplated herein which are contained in agreements between you and your artists and of which you make BMG aware.

     (c) If legislation requiring the payment of royalties for the public performance of Records is enacted in Canada and BMG receives such royalties solely attributable to Master recordings licensed hereunder and Artist is not entitled to receive similar royalties in Canada from a collective society or entity other than BMG, then, with respect to performances in Canada, BMG shall accrue to the relevant Artist's royalty account that portion of such royalties as is required by law. If no such agreement and/or law applies, BMG shall pay an amount equal to fifty (50%) percent of the net amount directly allocable to Master recordings licensed hereunder and so received by BMG less all payments to third parties (and you shall be responsible in any event for all required payments to producers or other parties engaged by you in connection with recording of the Master recordings hereunder).

     (d) (i) As used in this Paragraph 9, the words "any taxes" shall mean any taxes which are stated as part of, rather than separately from, the applicable price upon which royalties are computed.

    (ii) As used in subparagraph 9(b) above, the words "the rate otherwise applicable", when applied to each particular type of Record (e.g., Singles record, EP, LP, etc.) sold in the Territory, shall mean the rate under subparagraph 9(a) or (b) above (as applicable) corresponding to the first unit of each such particular type of Record sold in the Territory.

10. Royalty Payments

     (a) Royalties earned hereunder will be accrued quarterly and paid, less all advances and any other charges, during February for the quarterly period ending in December, during May for the quarterly period ending in March, during August for the quarterly period ending in June and during November for the quarterly period ending in September, in accordance with BMG's regular accounting practices. BMG shall, however, have the right to establish reasonable reserves for returns and exchanges. The reserve so established respecting each particular Licensed LP hereunder shall not exceed the following percentages of the total number of units of such Licensed LP shipped:

          (i) XXXXXX percent for the first, second and third quarters after release of the Licensed LP

          (ii) XXXXXX percent for the fourth and fifth quarters after release of the Licensed LP

          (iii) full liquidation of reserve during the sixth quarter after release of the Licensed LP


BMG shall have the right to establish reasonable reserves in excess of the percentage limitations set out herein if actual returns exceed the above-referenced reserve limitations. If BMG makes any overpayment of royalties (e.g., by reason of an accounting error or by paying royalties on Records returned later), BMG shall have the Offset Right in connection therewith.

     (b) (i) Each royalty payment hereunder shall be accompanied by a detailed statement in accordance with BMG's regular accounting practices. Each statement shall become binding on

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you and you shall neither have nor make any claim against BMG with respect to such statement, unless you shall advise BMG, in writing, of the specific basis of such claim within eighteen months after the date that you receive such statement. BMG shall have no obligation to furnish statements after the expiration of the Term except: (A) in connection with royalties payable hereunder; or (B) upon your written request received by BMG during a particular quarterly accounting period for the applicable statement which would otherwise have been rendered to you respecting the quarterly period preceding such particular quarterly period.

          (ii) You will not have the right to sue BMG in connection with any royalty accounting, or to sue BMG for royalties accrued by BMG during the period a royalty accounting covers, unless you commence the suit within two
     (2) years after the date when the statement in question is rendered to you. If you commence suit on any controversy or claim concerning royalty accountings rendered to you under this agreement, the scope of the proceeding will be limited to determination of the amount of the royalties or monies due for the accounting periods concerned, and the court will have no authority to consider any other issues or award any relief except recovery of royalties found owing. Your recovery of any such royalties will be the sole remedy available to you or any Artist by reason of any claim related to BMG's royalty accountings. Without limiting the generality of the preceding sentence, neither you nor an Artist will have any right to seek termination of this agreement or avoid the performance of your obligations under it by reason of any controversy or claim concerning royalty accountings rendered to you under this agreement; provided that nothing contained in this sentence shall prevent you from seeking termination of this agreement where fraud has been demonstrated to have occurred.

     (c) Royalties accruing hereunder shall be less whatever taxes the laws of any applicable jurisdiction require be withheld in connection with such royalties.

     (d) If, on any date, the performances borne on any Master recording hereunder become property of the public domain in any territory of the world so that persons may reproduce and/or exploit in such territory Records of such performances without license from and payment to BMG, then, notwithstanding anything herein to the contrary, no monies whatsoever shall accrue hereunder in connection with Records sold hereunder in such territory on and after said date insofar as such performances are concerned.

     (e) BMG agrees that you may, not more than once during any calendar year, but only once with respect to any statement rendered hereunder, audit its books and Records for the purpose of determining the accuracy of BMG's statements to you. If you wish to perform any such audit, you will be required to notify BMG at least thirty (30) days before the date when you plan to begin it. BMG may postpone the commencement of your audit by notice given to you not later than ten (10) business days before the commencement date specified in your notice; if BMG does so, the running of the time within which the audit may be made will be suspended during the postponement. If your audit has not been completed within one (1) month from the time you begin it, BMG may require you to terminate it on seven (7) days' notice to you at any time; BMG will not be required to permit you to continue the examination after the end of that seven (7) day period. You shall not be entitled to examine any manufacturing records or any other Records which do not specifically report sales of Records or calculation of net receipts on which royalties are accruable hereunder. All audits shall be made during regular business hours upon reasonable notice, and shall be conducted on your behalf by an independent Chartered Accountant or Certified Public Accountant, but not if he or his firm has begun an examination of BMG's books and Records for any person (except you), unless the examination has been concluded and any applicable audit issues have been resolved. Each examination shall be made at your own expense at BMG's regular place of business in Canada where the books and Records are maintained.

11. Mechanical Royalties

     (a) As used herein:

          (i) "Controlled Composition" means a work which is written in whole or in part by an Artist and/or producer(s) or which is owned or controlled by you and/or an Artist and/or producer(s) or in which you and/or an Artist and/or producer(s) have (has) a direct or indirect interest in the publishing income to be derived therefrom or from the copyright thereof.

          (ii) "Statutory Rate" means, with respect to each musical work recorded and embodied in a Master Recording hereunder, the minimum fixed (without regard to playing time) mechanical royalty rate in effect pursuant to the Canadian Copyright Act or the rate agreed upon by the Canadian music publishing industry or its mechanical collection representative pursuant to industry-wide agreement (as the context so requires) in effect at the time of the execution of this Agreement or the rate determined by law, as the case may be.

     (b) If any contracts with the Artist or producer or any composer or author of Controlled Compositions provide or shall at any time during the Term provide that a royalty in an amount less than the Statutory Rate shall apply with respect to Records sold in Canada and containing Controlled Compositions or that reduced mechanical royalties shall apply with respect to "free" Records or that reduced royalties shall apply with respect to Cut-Outs, then you agree to provide BMG with copies of the relevant contracts and afford to BMG the benefit thereof. BMG shall have the right to charge any and all mechanical royalties which shall so become payable to any third party against and/or deduct same from any and all sums accruing to your credit or becoming payable hereunder.

     (c) You agree that each Controlled Composition recorded hereunder is hereby licensed to BMG, for Canada, at the rates set forth in this paragraph 11(d) below. With respect to Controlled Compositions so licensed hereunder, BMG shall render quarterly statements and payments therefor of all mechanical copyright royalties payable as set forth herein, within sixty (60) days after the end of the applicable quarters ending in March, June, September and December (in accordance with BMG's regular accounting practices), for each quarter for which such royalties accrue pursuant to the terms hereof. BMG shall have the right to withhold a portion of such royalties as a reasonable reserve in accordance with normal company policies. The provisions of paragraph 10(b), (c) and (e) shall be applicable to accountings rendered pursuant to this paragraph 11.

     (d) (i) With respect to Records sold in Canada through normal trade channels on BMG's Top Line or Mid-Price Line, the rates referred to in subparagraph 11(c) above shall be the Statutory Rate, except as set forth in subparagraph 11(b) above.

          (ii) With respect to records sold in Canada on a Budget-Price or Super-Budget- Price Line or as premium Records or pursuant to subparagraph 9(b)(i) above, the rates referred to in subparagraph 11(c) above shall be one-half (1/2) of the Statutory Rate.

     (e) Without limiting subparagraph 11(d) above, it is agreed that the maximum copyright royalty which BMG shall be required to pay in respect of a Record embodying Master recordings recorded hereunder shall be the aggregate of
(i) the number of Controlled Compositions on such Record times the applicable rate described in subparagraph 11(d) above, and (ii) the number of works on such Record which are not Controlled Compositions times the Statutory Rate; provided, however, that in no event shall the aforesaid maximum copyright royalty exceed an overall limit of (iii) twelve (12) times the Statutory Rate for an LP, (iv) two (2) times the Statutory Rate for a seven (7") inch Singles record, (v) three
(3) times the Statutory Rate for a twelve (12") inch Singles record or (vi) six
(6) times the Statutory Rate for an EP.

Notwithstanding the foregoing, in the event BMG is required to make aggregate mechanical payments hereunder in excess of the above-mentioned limits, then BMG agrees not to reduce any sums, monies or royalties otherwise payable to you hereunder by the amount of such excess mechanical payments.

     (f) No mechanical royalty whatsoever shall be payable for (i) Records cut out of the BMG catalog and sold as discontinued merchandise; (ii) any work which is non-musical; (iii) Records distributed by BMG which are not "Records sold" as defined in paragraph 24 below; or (iv) any work which consists of an arrangement of a work in the public domain.

     (g) Notwithstanding the foregoing, if on any date any work becomes property of the public domain in any territory, no mechanical royalties whatsoever shall become payable in connection with Records hereunder manufactured, distributed, sold or otherwise exploited in such territory on and after said date insofar as such work is concerned.

     (h) Intentionally deleted.

     (i) Any assignment or other disposition of the rights in any Controlled Composition shall be specifically made subject to BMG's rights hereunder.

     (j) BMG is hereby granted the right to reprint the lyrics of Controlled Compositions on the jackets, sleeves or other packaging of Records derived from the Licensed Masters. BMG shall provide appropriate copyright notices and writer and publisher credits with respect to such reprinted lyrics.

     (k) BMG shall be responsible for the payment of mechanical royalties directly to the copyright proprietors of the musical works embodied on the Master Recordings hereunder. You, Artist and producer(s) agree to assist BMG in entering into mechanical licenses with such copyright proprietors, which licenses shall be consistent with the terms and conditions hereof but which shall otherwise be in the general form utilized by the CMRRA or the Harry Fox Agency, Inc. or in a form otherwise acceptable to BMG.

        (l) You hereby warrant and represent that the "Schedule of Publishers" appended to this agreement is a complete list of the music publishers in which you and/or Artist and/or procuder(s) have a direct or indirect interest, and/or with which you and/or Artist and/or producer(s) have an agreement entitling such music publisher to administer Controlled Compositions. You agree to promptly notify BMG, in writing, of each additional music publisher in which you and/or Artist and/or producer(s) acquire any such interest and of each other change required to keep the list currently accurate.

        (m) Any assignment or other disposition of the rights in any Controlled Composition shall be specifically made subject to BMG's rights hereunder.

12.     Audiovisual Works

        (a)  As used herein:

        (i) "Audiovisual work" means a work consisting of a series of related images which are intrinsically intended to be shown by the use of a machine and/or device (including, without limitation, projectors, viewers and electronic equipment) together with accompanying sounds, if any, regardless of the nature of the material object, such as film, disc or tape, in which a work is embodied.

        (ii) "Video Clip" means an audiovisual work produced during the Term embodying a Master Recording of one (1) or more musical works in synchronization with a visual rendition of Artist's performances and/or other performances and/or images.

        (iii) "Program" means a compilation, collective work or derivative work which embodies a Video Clip(s) and/or other audiovisual works.

        (iv) "Video Clip(s) and Program(s)" shall hereinafter sometimes be referred to collectively as "Video(s)".

        (v) "Videogram" means a material object, including, without limitation, tape, disc or film, embodying a Video or a compilation, collective work or derivative work which embodies a Video together with other Video(s) and/or other work(s) intended for home use, including, without limitation, videocassettes and videodiscs.

        (vi) "Exhibition Copy" means a copy of a Video in any material form, including, without limitation, tape, disc or film, intended for non-home use, including, without limitation, all video, jukebox, television, theatrical and non-theatrical distribution.

        (vii) "Production Costs" means all costs incurred or expended in connection with the production and delivery of the final master tape or film of Videos, including, without limitation, flat fee payments to the publishers of musical works; unreimbursed costs and expenses incurred in the duplication and delivery of copies of Videos (including, without limitation, Exhibition Copies) for licensees; and all other costs and expenses incurred with respect to Videos.

     (b) You shall deliver to BMG promptly after the execution hereof, any Video Clip heretofore or hereinafter produced containing a Licensed Master or Licensed Masters.

     (c) (i) You agree that with respect to any musical composition embodied in Videos you will secure and deliver to BMG a license, effective as of the date of this Agreement for synchronization and other uses on a non-exclusive perpetual basis for the Territory free of charge or royalty, for the purpose of reproducing such musical composition embodied in Videos and Exhibition Copies and exhibiting, duplicating, manufacturing and distributing copies of such Videos and Exhibition Copies for promotional purposes.

          (ii) Without limiting BMG's rights, if, for any reason, BMG is required to pay with respect to such musical composition any sums, then BMG shall have the Offset Right.

     (d) Each Video, including, but not limited to, all copyrights of any nature whatsoever in and to each Video and each element or component part thereof, excepting only the copyrights in the underlying musical works, shall be your sole, exclusive and perpetual property. However, BMG, its affiliates, subsidiaries, licensees and assigns shall have the sole, exclusive and right in the Territory during the Term and the Sell-Off Period for promotional purposes to: (i) exhibit, duplicate, manufacture, distribute and exploit by sale, lease, license, rental or any other manner each Video (or any portion(s) thereof) and copies thereof for such purposes, at such times and places, and in any and all media and manner, including, but not limited to, "free", "pay", "public", "cable" and "subscription" television, theatrical and non-theatrical distribution, as shall be determined by BMG and (iii) allow others to exercise any or all of the aforesaid rights. BMG shall have the right to cut and edit each Video (if necessary) for the exploitation of such Video in different media.

     (e) You and Artist agree that, during the Term, Artist shall not render and shall not have the right to render any performance (excluding solely non-musical dramatic performances) for any person other than BMG in connection with the creation and/or exploitation of Videos in the Territory. You and Artist shall not have the right (and you and Artist shall not have the right to authorize, permit or grant to any person other than BMG the right) to manufacture and/or distribute Videograms embodying such performances in the Territory.

13. Names, Voices, Likenesses and Biographies

     You warrant and represent that BMG shall have the non-exclusive right, during the Term and the Sell-off Period and in the Territory, without any liability to any person, to use and to authorize other persons to use the names (including any professional names), facsimile signatures, voices, any likenesses and biographical material of each Artist collectively and individually, and producer(s) for purposes of exploitation of the Licensed Masters and Records hereunder; provided you shall have prior approval, not to be unreasonably withheld, over any such likenesses and biographical material. Material provided to BMG by you is deemed approved by you. You warrant and represent that you, the Artist(s), and/or the producer(s) own the exclusive respective rights to use Artist(s)'s and producer(s)'s names, respectively, in connection with the manufacture and exploitation of Master recordings and Records; provided that no such use will be or imply an endorsement of or merchandising tie-in with any goods, wares, services or institutions.

14. Negative Covenants

     (a) During the Term, with respect to the Licensed Masters, you shall not use, or authorize or permit any person other than BMG to use in the Territory, Artist's name(s) (including any professional names), facsimile signatures, voices, likenesses or biographies in connection with the manufacture and/or exploitation of Master recordings or Records.

     (b) Neither you nor Artist nor producer(s) nor any person deriving any rights from you and/or Artist and/or producer(s) shall at any time do, or authorize any person to do, anything inconsistent with, or which might diminish or impair, any of BMG's rights hereunder.

15. Your Relationship to BMG

     (a) You are an independent contractor hereunder, and nothing herein contained shall in any way constitute you as the agent or employee of BMG. You do not intend Artist or any other person to be a third party beneficiary of this agreement.

     (b) You shall cooperate fully with BMG in connection with:

          (i) any controversy or litigation which involves BMG's rights under this agreement. Without limiting BMG's rights and your obligations hereunder, BMG may, to protect its rights hereunder, act (including taking legal action) in the name(s) of you and BMG.

          (ii) BMG's promotional and publicity efforts involving Artist and Artist's recordings hereunder, including personal appearances by Artist for press interviews and photographs. Any costs incurred in connection therewith by Artist and approved by BMG prior to their incurrence shall be reimbursed to Artist and shall not be recoupable hereunder. BMG shall also have the right at its reasonable request to record Artist's personal appearances visually on film, tape or other devices, subject to the provisions of any applicable collective bargaining agreement to which BMG is a party, for use in promoting Records embodying Artist's performances.

16. Your Contract with Artists and Producer

        You warrant and represent that you have a binding contract with each Artist and producer(s) of the Licensed Masters (collectively the "Contracts") which shall grant to you all rights necessary for you to fulfill all of your obligations hereunder which relate directly or indirectly to each Artist and producer(s). If you do not enforce any of your rights under the Contracts, BMG may, without limitation of BMG's rights, enforce such rights in your name and/or the name of BMG. No breach by you of Artist's Contract shall be sufficient cause for Artist's failure to perform fully for BMG pursuant to said Contract and this agreement. If you should breach either of the Contracts, then BMG may, without limitation of BMG's rights, cure such breach on your behalf and at your expense. No modification of or amendment to the Contracts will be made which would directly or indirectly diminish any of BMG's rights hereunder. You shall be responsible for prompt payment to Artist and/or producer(s) as a result of the services performed by Artist and producer(s) in connection with this agreement.

17.     BMG's Rights and Remedies

     (a) In the event that you shall file a petition of bankruptcy or insolvency, or shall be adjudicated as or become bankrupt or insolvent, or shall file any petition or answer seeking reorganization, readjustment, composition, moratorium or arrangement of your business under any law relating to bankruptcy or insolvency, or if there shall be appointed a receiver of all or substantially all of your property or if you shall make any assignment or attempted assignment for the benefit of creditors, or if any proceedings shall be instituted for the bankruptcy, liquidation or winding up of your business or for the termination of its corporate charter then, BMG shall have the right, by giving written notice to you, to terminate the Term effective as of the date such notice of termination is given.

     (b) If, for any reason other than BMG's hindrance without cause or force majeure (as hereinafter defined), you materially breach this agreement or any of the Licensed Masters are not timely delivered in accordance with paragraph 4 above, then, without limiting BMG's rights, BMG may, at its election, by written notice to you, suspend its obligations to you hereunder for a period of time equal to the duration of such failure provided BMG shall give you written notice of any such breach and you shall have a period of thirty (30) days to cure such breach. During any such suspension, BMG shall have the right to terminate the Term by written notice to you, in which case all of BMG's obligations to you under this agreement shall be extinguished, other than BMG's continuing obligation to render statements and payments, if any, without affecting BMG's rights which would have survived the Term and any rights BMG may have had by reason of your failure to perform.

     (c) Except as otherwise may specifically be indicated herein to the contrary, the rights and remedies of BMG and you as specified herein are not to the exclusion of each other or of any other rights or remedies of BMG or you, BMG and you may exercise or decline to exercise any one (1) or more of BMG's or your rights and remedies, as applicable, as BMG or you may deem fit, without jeopardizing any other rights and remedies of BMG or you; and all of BMG's and your rights and remedies in connection with this agreement shall survive the expiration of the Term.

18. Force Majeure

     If by reason of act of God or force majeure, such as war, fire, earthquake, labour controversy, civil commotion, acts of any government, or the unavailability of or delays in the delivery of materials and supplies, or similar or dissimilar matters beyond BMG's control, BMG is prevented from or materially hampered in the recording, manufacture, distribution or sale of Records, BMG shall have the right, by written notice to you and without liability, to suspend BMG's obligations hereunder and, if such occurs during the Term, to extend the Term, by written notice to you, for a period of time equal to the period of such suspension. However, if any of the foregoing contingencies shall affect BMG only (rather than the Record industry generally), and if BMG suspends its obligations for a period in excess of six (6) months, then, at any time after such six (6) month period, you may request BMG in writing to terminate such suspension. If BMG shall not within thirty (30) days following its receipt of such request notify you in writing of its termination of such suspension, you may at any time during the continuance of such suspension terminate the Term. If you so terminate the Term, only those obligations of the parties which would have continued after the Term shall survive such termination. However, during any such suspension, BMG shall be obligated to continue to pay royalties to you pursuant to this agreement unless the cause of such suspension shall affect BMG's ability to make such payments.

19.  Union Agreements

     (a) You hereby warrant and represent that, if Artist's and/or producer(s)'s services come within the scope of any agreement between any union and BMG, you shall cause Artist and/or producer(s) (if Artist and/or producer(s) are not already members of any such union) to join such union within thirty (30) days after Artist and/or producer(s) first renders services hereunder that are subject to such agreement(s). You further warrant and represent that Artist and/or producer(s) shall remain a member in good standing of such union so long as Artist's and/or producer(s)'s services hereunder are within the scope of such agreement.

     (b) BMG shall be solely responsible for and shall make full and timely payment of any and all sums which may become due and payable, on account of the manufacture and sale of Records by BMG hereunder, to the Music Performance Trust Fund, the Special Payments Fund and any other union or union trust fund having rights in the premises. Such sums paid by BMG shall not be chargeable against or recoupable by BMG from royalties accruing hereunder.

20. Promotion of Records

     (a) Any promotional efforts or expenditures made by you or on your behalf in connection with any Records hereunder shall be in accordance with applicable legal standards. In the event you are in breach of the preceding sentence, BMG may, without limiting its rights, terminate the Term forthwith by sending you written notice of such termination.

     (b) You agree to provide BMG with copies of all marketing, promotional and advertising materials (including, but not limited to, photographs and marketing plans) developed for or by you at no cost to BMG. BMG agrees to pay for the cost of duplicating and shipping these materials.

     (c) BMG agrees to consult with you regarding the creation of and to provide you with copies of all marketing, promotional and advertising materials (including, but not limited to, photographs and marketing plans) developed for or by BMG at no cost to you. You agree to pay for the cost of duplicating and shipping these materials.

21. Warranties and Representations; Indemnity

     (a) You hereby warrant and represent that:

          (i) You are possessed of the full right to enter into this agreement, that you are and shall at all times remain possessed of all rights necessary for you to completely fulfill all of your obligations hereunder, and that your entering into this agreement and fulfilling such obligations does not and shall not infringe upon the rights of any person whatsoever.

          (ii) None of the Masters recordings hereunder nor the performances embodied therein, nor any other Materials (as hereinafter defined) nor any authorized use thereof by BMG or its affiliates or licensees will violate or infringe upon the rights of any third party. As used herein, "Materials" mean any musical, dramatic, artistic and literary materials, ideas and other intellectual properties furnished or selected by you, Artist or producer(s) and contained in or used in connection with Masters recordings hereunder or the packaging, sale, distribution, advertising, publicity or other exploitation thereof.

          (iii) The royalties and other payments specified herein shall be comprehensive. Except as expressly provided herein to the contrary, BMG shall have no monetary obligation whatsoever to you, Artist, producer(s) or any other party for or in connection with this agreement or services performed hereunder by you, Artist or producer(s), or BMG's exercise of its rights hereunder.

          (iv) The Licensed Masters have never been previously released in the Territory save as follows (collectively the "Previously Released Masters"):

       Title         Release Date          Catalogue Number            Label
       -----         ------------          ----------------            -----





     (b) You hereby indemnify BMG and hold BMG harmless against any and all losses and damages (including reasonable attorneys' fees) arising out of any claim by any one (1) or more third parties or any act or conduct by you which is inconsistent with any warranty, representation, promise or covenant herein made by you. You shall pay BMG on demand any sums for which you are liable hereunder and if you fail to do so, BMG shall have the Offset Right. Without limiting the generality of the foregoing, if any claim, action or proceeding is made or brought against BMG which is inconsistent with any warranty or representation herein made by you or which alleges matters which if proven would constitute a breach by you of this agreement or any warranty, representation, promise or covenant herein made by you, then: (i) BMG shall give you prompt written notice thereof and you shall have the right to participate in the defense thereof at your expense; and (ii) BMG shall have the right: (A) to suspend its obligations hereunder (and, if such occurs during the Term, to extend the Term, by written notice to you) for a period of time equal to the time which elapses from the making or bringing of such claim, action or proceeding until the resolution thereof; and/or (B) to withhold and reserve, from any sums otherwise payable to you hereunder, sums reasonably sufficient to secure BMG for your liabilities hereunder; provided, however, that if you shall deliver to BMG an indemnity or surety bond, in a form and with a company acceptable to BMG, which in respect of such claim, action or proceeding shall cover the amount of such claim, action or proceeding and BMG's estimated legal fees and legal costs in connection therewith, then BMG shall not withhold payment of monies otherwise payable to you hereunder in respect of such claim, action or proceeding; and provided further that BMG shall liquidate any such withheld amounts if, within twelve (12) months, no lawsuit has been commenced and active settlement discussions are not then taking place.

     (c) BMG hereby warrants and represents that:

          (i) BMG is able to execute this agreement.

          (ii) BMG shall not make any use of the Master recordings other than as set forth in this agreement.

22. Miscellaneous

     (a) This agreement sets forth the entire understanding between you and BMG with respect to the subject matter hereof, and no amendment to or modification, waiver, termination or discharge of this agreement or any provision hereof shall be binding upon you or BMG unless confirmed by a written instrument signed by your authorized signatory and BMG's authorized signatory. Any process in any action, suit or proceeding arising out of or relating to this agreement may, among other methods, be served upon you by delivering it or mailing it in accordance with paragraph 23 below. Any such process may, among other methods, be served upon Artist by delivering the process or mailing it to Artist in the manner prescribed in paragraph 23 below. No waiver of any provision of or default under this agreement shall affect your or BMG's right, as the case may be, thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar. This agreement shall be construed under the internal laws of the Province of Ontario applicable to agreements to be performed wholly therein, and both parties agree that only the Ontario courts shall have jurisdiction over this agreement and any controversies arising out of this agreement shall be brought by the parties to the Ontario Court (General Division) of the Province of Ontario and the venue shall be Toronto, and they hereby grant jurisdiction to such court(s) and to any appellate courts having jurisdiction over appeals from such court(s).

     (b) If any part of this agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or by any other legally constituted body having the jurisdiction to make such determination, the remainder of this agreement shall remain in full force and effect provided that the part of this agreement thus invalidated or declared unenforceable is not essential to the intended operation of this agreement.

     (c) (i) BMG may assign this agreement or any of its rights or obligations hereunder to a parent, subsidiary or affiliated company or any person acquiring all or substantially all of its assets, or with whom BMG may merge. The foregoing shall in no way limit BMG's right to assign or license (e.g. synchronization licensing) in the ordinary course of business.

          (ii) You may assign this agreement or any of its rights or obligations hereunder to a parent, subsidiary or affiliated company or any person acquiring all or substantially all of your assets, or with whom you may merge. You have the unfettered right to assign your rights to income, advances or royalties to third parties.

     (d) The captions preceding the text of the various provisions of this agreement are inserted solely for reference and shall not constitute a part of this agreement nor affect its meaning, construction or effect. Every word or phrase defined herein shall, unless herein specified to the contrary, have the same meaning throughout. As used herein, wherever applicable, the singular shall include the plural and the plural shall include the singular, the masculine shall include the feminine and the feminine shall include the masculine.

     (e) BMG shall have no obligation whatsoever to make any investigation of the facts relevant to any warranty or representation herein made by you.

23. Notices

     All notices and other items from one party to the other hereunder will, unless herein indicated to the contrary, be addressed as follows:

     To you: At your address as set forth on the first page hereof

     To BMG: At BMG's address as set forth on the first page hereof, directed to the attention of the Manager, Business Affairs & Business Development;

or to such other address as the addressee may designate in writing. Any notice shall be sent either by certified or registered mail, return receipt requested (and in the case of notices sent to or from a location outside Canada, by air mail), or by personal delivery or air express, and shall be deemed complete when same (containing whatever information may be required hereunder) is deposited in any mail box addressed as aforesaid, except that (a) all materials personally delivered shall be deemed served when received by the party to whom addressed,
(b) air express materials shall be deemed served one (1) day after delivery to the air express company, (c) notices of change of address shall be effective only from the date of its receipt, (d) royalty statements shall be sent by regular mail and shall be deemed rendered when deposited in any mail box.

24. Definitions.

     (a) "Master recording" and "Master Recording" means the original material object in which sounds, with or without visual images, are fixed by any method now known or later developed and from which sounds, with or without visual images, can be perceived, reproduced or otherwise communicated, either directly or with the aid of a machine, device or process.

     (b) "Record" and "record" means any reproduction of a Master recording in any form now known or later developed in which sounds, with or without visual images, are fixed by any method now known or later developed, manufactured or exploited primarily for home, school or jukebox use or use in means of transportation.

     (c) "Material" means any work or series of sounds capable of fixation on a Record.

     (d) "Side" means one (1) continuous performance of material, not exceeding five (5) minutes of playing time.

     (e) "Delivery" and "deliver", as used with respect to Master recordings delivered hereunder mean the thorough and complete performance by you with respect to such Master recordings of all of the requirements of paragraph 5, and the approval by BMG of such Master recordings as technically satisfactory as set out in paragraph 5. Delivery of such Master recordings and all related elements shall be made f.o.b. BMG's offices at 150 John St., 6th Floor, Toronto, Ontario, M5V 3C3 (or such other office as BMG shall specify in writing).

     (f) "Singles record" means a Record with a playing time of less than twenty-two (22) minutes.

     (g) "EP" means a Record containing not fewer than three (3) nor more than seven (7) sides thereon and totaling not less than twenty-two (22) minutes of playing time (unless BMG, in


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its discretion, agrees in writing that fewer than twenty-two (22) minutes of playing time for a particular EP is acceptable).

     (h) "LP" means a Record containing not fewer than eight (8) sides thereon and totaling not less than thirty-five (35) minutes of playing time (unless BMG, in its discretion, agrees in writing that fewer than thirty-five (35) minutes of playing time for a particular LP is acceptable).

     (i) Intentionally Deleted.

     (j) "Album" means one (1) or more LPs packaged together by BMG for marketing as a single unit.

     (k) "Container deduction" means XXXXXXX percent of either the "published price to dealers", "constructed price" or "actual selling price" of such Record, whichever is the applicable price in computing the royalty on such Record, except for analogue cassettes the percentage shall be XXXXXXXX percent.

     (l) "Records sold", "record sales" and "sales" mean XXXXXXX percent of those Records shipped by BMG hereunder for which BMG is paid and which are neither returned to nor exchanged by BMG. For the purpose of this subparagraph 24(l):

          (i) If Records are shipped subject to a discount or merchandise plan, the number of such Records deemed to have been shipped shall be determined by reducing the number of Records shipped by the percentage of discount granted.

          (ii) If a discount is granted in the form of "free" or "bonus" Records, such "free" or "bonus" Records shall not be deemed included in the number of Records sold.

          (iii) If Records which are shipped subject to a discount or merchandising plan, or respecting which a discount was granted in the form of "free" or "bonus" Records, are returned to BMG, the number of such Records deemed to have been returned shall be determined by reducing the number of Records returned by the percentage of discount in effect under the BMG discount or merchandising plan applicable to returns at the time of such returns.

          (iv) In no event shall the aggregate number of LP Records on BMG's Top Line deemed not shipped and not sold under sub-paragraphs 24(l)(i) and (ii) above XXXXXXX percent of the aggregate of gross Records shipped in all configurations of the applicable Record or BMG shall accrue royalties hereunder with respect to any such excess.

     (m) "Person" and "party" mean any individual, corporation, partnership, association or other organized group or combination of any or all of the foregoing, and their legal successors or representatives.

     (n) "Offset Right" means BMG's right, with respect to certain monies to which the Offset Right applies hereunder, to demand reimbursement from you of such monies (and you shall immediately make such reimbursement) and/or the right to charge such monies against and/or deduct same from any sums accruing or becoming payable hereunder.

     (o) "Sales through normal trade channels" and "sold through normal trade channels" mean all sales or uses hereunder, but excluding all other sales or uses set forth in subparagraph 9(b) above.



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                                       21


     (p) "Top Line" means BMG's top "price line" of Records of a particular type. By way of example only as prices are subject to change, the current average PPD for a regular CD is approximately $12.87 and for a regular Cassette is approximately $7.54. "Mid-price line" means (with respect to Records of a particular type for which BMG has established a PPD) a "price line" which is equal to or greater than sixty-five (65%) percent and less than eighty-six (86%) percent of BMG's Top Line for Records of such particular type and (with respect to Records of a particular type for which BMG has not established a PPD) a "price line" which is BMG's secondary "price line" for Records of such particular type. "Budget line" means (with respect to Records of a particular type for which BMG has established a PPD) a "price line" which is equal to or greater than fifty-one (51%) percent and less than sixty-five (65%) percent of BMG's Top Line for Records of such particular type and (with respect to Records of a particular type for which BMG has not established a PPD) a "price line" which is BMG's tertiary "price line" for Records of such particular type. "Super-Budget line" means (with respect to Records of a particular type for which BMG has established a PPD) a "price line" which is less than fifty-one (51%) percent of BMG's Top Line for Records of such particular type and (with respect to Records of a particular type for which BMG has not established a PPD) a "price line" which is BMG's lower "price line" for Records of such particular type.

     (q) "Licensed LPs" means the albums set out in Schedule "A" and any other albums delivered pursuant to paragraph 4 for which BMG has exercised its option therein.

     (r) "Licensed Masters" means the Master recordings contained on the Licensed LPs.

     (s) "Artists" means those recording artists, individually and collectively, whose performances are contained on Licensed LPs.

     25. Trademark

     (a) You grant to BMG the sole and exclusive right during the Term and any extensions thereof to use your Trademark "Imprint Records" or any other trademarks hereafter used by you in the United States (hereinafter collectively referred to as "Trademarks" and individually as a "Trademark") or any of them, only within the Territory, only on or in relation to the Licensed LPs manufactured or marketed by BMG as provided herein and only for so long as the Licensed LPs continue to be manufactured or sold by BMG in accordance with each and all of the terms and conditions hereof. BMG shall use the Trademark only so long as the Licensed LPs hereunder are made in accordance with specifications, standards and quality approved by you, acting reasonably and in conformity with the quality standards embodied in samples approved by you, acting reasonably. BMG shall provide you, promptly after your request therefor, samples of any and all Licensed LPs and other reproductions manufactured or sold in the Territory and shall permit you or its representatives to observe the manufacture thereof.

     (b) If any adverse claim is asserted by any third party with respect to the Trademarks, BMG shall have the right to manufacture, sell and advertise the Licensed LPs hereunder under any other trademark selected by you with BMG's approval (or if no such trademark is selected by you, under a trademark selected by BMG) until such claim shall have been defeated or withdrawn, or until you shall have granted to BMG the right to use under this agreement another trademark upon the same terms and conditions as set forth in this Paragraph 25.

     (c) In the event of any adverse or unauthorized use of the Trademarks or any of them and of any use of any kind whatsoever of any marks similar to the Trademarks, BMG shall give you prompt notice thereof and shall cooperate with you, at your expense, in the appropriate claims or protests and in any litigation such use.



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                                       22


     (d) Subject to the foregoing, the Licensed LPs manufactured by BMG under this agreement shall be released under the Trademarks, and all records manufactured hereunder and all album covers, labels, sleeves and other packaging and all advertising and promotional materials relating thereto shall bear the Trademarks (and no other trademarks save those owned or controlled by BMG) as same appear on the Licensed LPs, Album covers, sleeves and other packaging and advertising and promotional materials released or distributed by you outside the Territory (except in the event you prepare the packaging in accordance with subparagraph 5(e) above). BMG shall comply with all label copy instructions received from you and all label copy shall bear appropriate notice under the Rome Convention.

     (e) BMG shall have the right to identify itself as the manufacturer and distributor of the Licensed LPs hereunder in the Territory on Records embodying Master recordings hereunder and on the packaging thereof in a type size not larger than the industry standard.

     (f) BMG's use of the Trademarks shall not vest in BMG any right, title or interest in the Trademarks. Upon termination of the Term, BMG shall assign to you all rights that BMG may have acquired in the Trademarks.





     IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                        BMG MUSIC CANADA INC.



                                        Per: /s/ PAUL ALOF
                                             -----------------------------------
                                               An Authorized Signatory

     Agreement with the foregoing is hereby acknowledged this 7th day of
                                                              ---
August, 1996.
- ------

IMPRINT RECORDS INC.



Per ROY W. WUNSCH
- ---------------------------
    An Authorized Signatory

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                                             23



                                    SCHEDULE OF PUBLISHERS

                                         SCHEDULE "A"